UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 29, 2020

UNISYS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

801 Lakeview Drive, Suite 100

Blue Bell, Pennsylvania 19422

(Address of principal executive offices)

(215) 986-4011

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	UIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 29, 2020, Unisys Corporation (“Unisys” or “the company”) completed its previously announced offer and sale of $485.0 million aggregate principal amount of 6.875% senior secured notes due 2027 (the “Notes”).

The Notes are fully and unconditionally guaranteed on a senior secured basis by Unisys Holding Corporation, Unisys AP Investment Company I and Unisys NPL, Inc., each a Delaware corporation that is directly or indirectly wholly owned by Unisys (the “Subsidiary Guarantors”).

The Notes and the guarantees rank equally in right of payment with all of the existing and future senior debt of Unisys and its Subsidiary Guarantors and senior in right of payment to any future subordinated debt of Unisys and its Subsidiary Guarantors. The Notes and the guarantees are structurally subordinated to all existing and future liabilities (including preferred stock, trade payables and pension liabilities) of the subsidiaries of Unisys that are not Subsidiary Guarantors. The Notes and the guarantees will be secured by liens on substantially all assets of Unisys and the Subsidiary Guarantors, other than certain excluded assets (the “Collateral”). The liens securing the Notes on certain ABL collateral will be subordinated to the liens on ABL collateral in favor of the ABL secured parties and, in the future, the liens securing the Notes may be subordinated to liens on the Collateral securing certain permitted first lien debt, subject to certain limitations and permitted liens. See “Amended and Restated ABL Credit Facility” below.

Indenture

The Notes were issued pursuant to an indenture, dated as of October 29, 2020 (the “Indenture”), among Unisys, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee and collateral trustee (in such capacity, the “Collateral Trustee”), which includes a form of Note.

The Notes will pay interest semiannually on May 1 and November 1, commencing on May 1, 2021 at an annual rate of 6.875%, and will mature on November 1, 2027, unless earlier repurchased or redeemed.

Unisys may, at its option, redeem some or all of the Notes at any time on or after November 1, 2023 at a redemption price determined in accordance with the redemption schedule set forth in the Indenture, plus accrued and unpaid interest, if any.

Prior to November 1, 2023 Unisys may, at its option, redeem some or all of the Notes at any time, at a price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium, plus accrued and unpaid interest, if any. Unisys may also redeem, at its option, up to 40% of the Notes at any time prior to November 1, 2023, using the proceeds of certain equity offerings at a redemption price of 106.875% of the principal amount thereof, plus accrued and unpaid interest, if any. On or after November 1, 2023, Unisys may, on any one or more occasions, redeem all or a part of the Notes at specified redemption premiums, declining to par for any redemptions on or after November 1, 2025.

The Indenture contains covenants that limit the ability of Unisys and its restricted subsidiaries to, among other things: (i) incur additional indebtedness and guarantee indebtedness; (ii) pay dividends or make other distributions or repurchase or redeem its capital stock; (iii) prepay, redeem or repurchase certain debt; (iv) make certain prepayments in respect of pension obligations; (v) issue certain preferred stock or similar equity securities; (vi) make loans and investments (including investments by Unisys and Subsidiary Guarantors in subsidiaries that are not guarantors); (vii) sell assets; (viii) create or incur liens; (ix) enter into transactions with affiliates; (x) enter into agreements restricting its subsidiaries’ ability to pay dividends; and (xi) consolidate, merge or sell all or substantially all of its assets. These covenants are subject to several important limitations and exceptions.

If Unisys experiences certain kinds of changes of control (as defined in the Indenture), it must offer to purchase the Notes at 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any. In addition, if Unisys sells assets under certain circumstances it must apply the proceeds towards an offer to repurchase Notes at a price equal to par plus accrued and unpaid interest, if any.

The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Security Agreement

In connection with the issuance of the Notes, Unisys, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Collateral Trustee, entered into a Security Agreement (the “Security Agreement”) that, among other things, creates a security interest in the Collateral for the benefit of the holders of the Notes.

Collateral Trust Agreement

In connection with the issuance of the Notes, Unisys, the Subsidiary Guarantors and the Collateral Trustee also entered into a Collateral Trust Agreement (the “Collateral Trust Agreement”) that sets forth the terms upon which the Collateral Trustee receives, holds, administers, maintains, enforces and distributes the proceeds of the Collateral held by the Collateral Trustee in trust for the benefit of the present and future holders of the Notes and certain other secured obligations.

Amended and Restated ABL Credit Facility

Contemporaneously with the issuance of the Notes, Unisys and the Subsidiary Guarantors entered into an amendment and restatement of the company’s secured revolving credit facility (the “Amended and Restated ABL Credit Facility”) that provides for loans and letters of credit up to an aggregate amount of $145.0 million (with a limit on letters of credit of $30.0 million), with an accordion provision allowing for an increase in the credit facility up to $175.0 million. The amendment and restatement extended the maturity from October 2022 to October 2025 and modified certain other terms and covenants.

The Amended and Restated ABL Credit Facility is subject to a springing maturity, under which the Amended and Restated ABL Credit Facility will immediately mature 91 days prior to the maturity date of the company’s Convertible Senior Notes due 2021 (“Existing Convertible Notes”) or any date on which pension contributions to pension funds in the United States in an amount in excess of $100.0 million are required to be paid, unless the company is able to meet certain conditions, including that the company has the liquidity (as defined in the Amended and Restated ABL Credit Facility) to cash settle the remaining outstanding balance of the Existing Convertible Notes or the amount of such pension, payments, as applicable, no default or event of default has occurred under the Amended and Restated ABL Credit Facility, the company’s liquidity is above $130.0 million and the company is in compliance with the then applicable fixed charge coverage ratio on a pro forma basis.

Amended and Restated Security Agreement

In connection with the Amended and Restated ABL Credit Facility, Unisys, the Subsidiary Guarantors and JPMorgan Chase Bank, N.A., as administrative agent, entered into an Amended and Restated Security Agreement (the “Amended and Restated Security Agreement”) that, among other things, reaffirms a security interest in the Collateral for the benefit of the secured parties under the Amended and Restated ABL Credit Facility.

ABL Intercreditor Agreement

In connection with the issuance of the Notes, Unisys, the Subsidiary Guarantors, the Collateral Trustee and the agent under the Amended and Restated ABL Credit Facility entered into an Intercreditor Agreement (the “ABL Intercreditor Agreement”) establishing the relative lien priorities with respect to the Collateral as described above and certain other matters.

The foregoing descriptions of the Indenture, the Security Agreement, the Collateral Trust Agreement, the ABL Intercreditor Agreement, the Amended and Restated ABL Credit Facility and the Amended and Restated Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5 respectively, and are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Closing of Notes Offering

On October 29, 2020, Unisys issued a press release announcing the closing of the Notes offering. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 and in Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by Unisys, whether before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are being furnished herewith:

Exhibit No.	Description

4.1	Indenture, dated as of October 29, 2020, by and among Unisys Corporation, Unisys Holding Corporation, Unisys AP Investment Company I, Unisys NPL, Inc. and Wells Fargo Bank, National Association.

10.1	Security Agreement, dated as of October 29, 2020, by and among Unisys Corporation, Unisys Holding Corporation, Unisys AP Investment Company I, Unisys NPL, Inc. and Wells Fargo Bank, National Association.

10.2	Collateral Trust Agreement, dated as of October 29, 2020, by and among Unisys Corporation, Unisys Holding Corporation, Unisys AP Investment Company I, Unisys NPL, Inc. and Wells Fargo Bank, National Association.

10.3	ABL Intercreditor Agreement, dated as of October 29, 2020, by and among Unisys Corporation, Unisys Holding Corporation, Unisys AP Investment Company I, Unisys NPL, Inc., Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A.

10.4	Amended and Restated Credit Agreement, dated October 29, 2020, by and among Unisys Corporation, Unisys Holding Corporation, Unisys AP Investment Company I, Unisys NPL, Inc. and JPMorgan Chase Bank, N.A.

10.5	Amended and Restated Security Agreement, dated October 29, 2020, by and among Unisys Corporation, Unisys Holding Corporation, Unisys AP Investment Company I, Unisys NPL, Inc. and JPMorgan Chase Bank, N.A.

99.1	Press release of Unisys Corporation, dated October 29, 2020, announcing closing of the Notes offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNISYS CORPORATION

By:	/s/ Gerald P. Kenney
Gerald P. Kenney
General Counsel and Secretary

Date: October 29, 2020